DRYDEN CORE INVESTMENT FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                            March 25, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


         Re:	Dryden Core Investment Fund
                  File No. 811-09999


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the annual period ended January 31, 2005. The enclosed is being filed electronically via the
EDGAR System.


                                              Yours truly,


                                    /s/ Jonathan D. Shain
                                        Jonathan D. Shain
Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 25th day of March 2005.


	Prudential Core Investment Fund



By: /s/ Jonathan D. Shain		Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary






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